Exhibit 7:     Independent Auditor's Consent


INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-18881 of United of Omaha Separate Account B of our report dated February 14, 1997, on the financial statements of United of Omaha Life Insurance Company appearing in Registration, and to the related reference to us under the heading "Independent Auditors."

/s/ Deloitte & Touche LLP

 DELOITTE & TOUCHE LLP

 Omaha, Nebraska
 June 20, 1997

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-18881) of our report, which includes an explanatory paragraph regarding the change in opinion as required by Financial Accounting Standards Board Interpretation 40, APPLICABILITY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO MUTUAL LIFE INSURANCE AND OTHER ENTERPRISES, as amended (FIN 40), dated February 23, 1996 [except for the change in our opinion as required by FIN 40, for which the date is April 9, 1997], on our audits of the financial statements of United of Omaha Life Insurance Company (United) as of and for the two years in the period ended December 31, 1995.

We also consent to the reference to our firm as independent auditors for United.




/s/  Coopers & Lybrand L.L.P.

Omaha, Nebraska
June 20, 1997